Exhibit 99.1

December 24, 2014

Dear Shareholders:

Happy Holidays!  I am very pleased to be writing to you today.

On December 3, 2014, we held a Special Meeting of Stockholders to vote on the election of five director nominees and to approve the change of the Company’s state of incorporation from Nevada to Florida.  It is my pleasure to announce that you have elected Michael Espensen, Nelson Famadas, Mirta Negrini, Nicholas Stanham and me to serve on the Board of Directors (the “Board”) of Dolphin Digital Media, Inc. (the “Company”).  In addition, you approved the change of the Company’s state of incorporation from Nevada to Florida.

The Board subsequently appointed Nicholas Stanham and Michael Espensen as members of the Audit Committee. Nick Stanham is a 20-year attorney specializing in international corporate, tax and real estate law.  Mike Espensen has been a member of the Board since 2008 and is chairman of the board of Keraplast Technologies, LLC, a private multi-million dollar commercial-stage biotechnology company.  He will serve as Chair of the Audit Committee.

The other two new members of the Board are Nelson Famadas, who is a veteran of more than two decades in the media industry and currently serves as Senior Vice President of National Latino Broadcasting (a Spanish-language radio station on the SiriusXM satellite radio network), and Mirta Negrini, who was hired as our Chief Financial Officer and Chief Operating Officer in October, 2013. Mirta has over 25 years of experience in both public and private sector accounting and is a Certified Public Accountant in the State of Florida.

The positive results of the Special Meeting of Stockholders are a great way to finish 2014.   We have been working on bringing the Company current in its financial reporting to the Securities and Exchange Commission (“SEC”).  As we previously shared, during the third quarter of 2012, we identified certain errors related to the accounting of an anti-dilution agreement that was part of a 2008 Transaction After an extensive review period, we determined that the anti-dilution agreement should have been accounted for as a derivative liability and changes in the fair value recorded through earnings at each balance sheet date.  On April 23, 2014 we filed comprehensive Form 10-K in which we included restated financials for all required prior periods.

In May 2014, our Board decided to retain the services of BDO USA, LLP (“BDO”) as our new independent registered public accounting firm.  We are very thankful to be working with such a prestigious firm.  With BDO, we immediately set out to bring ourselves current with our SEC filings.  Consequently, during the summer of 2014 we filed quarterly reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013, September 30, 2013, March 31, 2014, June 30, 2014 and an annual report on Form 10-K for the fiscal year ended December 31, 2013.  With the timely filing of our quarterly report on Form 10-Q for the second quarter of this year, we became current with our SEC filings.

While working toward the twin goals of becoming current with our SEC filings and maintaining full compliance going forward, our primary business focus during 2014 has been devoted to the development of upcoming online digital entertainment (commonly referred to as “web series”).  We have a slate of several projects in various stages of development, and I am very excited to announce our next web series to enter production will be “South Beach: Sugar,” a 90-minute soap opera set amidst dueling record companies on Miami Beach.  We anticipate the start of principal photography to occur in February, 2015, and most importantly, we have secured over $2 million of advertising commitments against this series.

We believe these early advertising commitments reflect the solid reputation the Company has built as a leader in the digital entertainment space, having received multiple nominations for original scripted programming at the 2013 Streamy Awards for our successful web series “Aim High” and “Cybergeddon.”  We were very fortunate, and “Cybergeddon” won for Best Actress (Missy Peregrym, well-known from her current role as the lead on ABC’s “Rookie Blue”). Not to be left out, “Aim High,” starring Jackson Rathbone (“Twilight”) and Aimee Teegarden (“Friday Night Lights”), had previously won the Writer’s Guild Award for Outstanding Achievement in Writing for Original New Media.  Beyond their critical success, both series attracted large audiences online, with “Cybergeddon” alone achieving 35 million page views and 150 million minutes spent on its site within Yahoo.  Furthermore, in partnership with domestic and international platforms, we have distributed these productions in more than 100 territories worldwide.

We expect that the production and distribution of high quality entertainment programming online will be the driver for continued revenue growth for the Company in 2015.  We feel very strongly that we are in the right space at the right time.  Digital productions are the fastest growing segment in the entertainment industry, driven by changes in media consumption.  The Economist reports that U.S. consumers spend 5 hours and 46 minutes daily on digital content, as compared to 4 hours and 24 minutes watching television. This is evidenced by the fact that Netflix has now surpassed HBO in paid subscribers.  YouTube recently reported that over six billion videos are viewed each month on its site.  And advertisers have responded, increasing their spending on digital projects by 250% since early 2013.  Leading advertising-video-on-demand (AVOD) platforms including Hulu, AOL, YouTube, and Yahoo are continually sourcing quality content to distribute on their sites.  We believe that premium content is simply more attractive to potential audiences, and to leading advertisers, who want their products to have “brand rub” with a “South Beach:  Sugar” rather than with a grainy video of a cat playing the piano.  Thus, we believe there is a clear advantage for companies that can produce and distribute high quality digital content.

As you can probably tell, we at Dolphin Digital Media are excited about our business, for 2015 and beyond.  And, as always, we thank you for your continued faith and support, and we wish you and your families all the best for 2015.

Sincerely,

/s/ William O’Dowd, IV

William O’Dowd, IV
Chairman and Chief Executive Officer

Notice Regarding Forward-Looking Statements

This letter contains forward-looking statements that have been made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 including statements regarding our expectations or beliefs regarding (1) our ability to launch production of the web series, “South Beach:  Sugar” or our ability to predict the timing for beginning such production, (2) that we have built a reputation as a leader in the digital entertainment space and that this reputation correlates with our ability to secure advertising commitments, (3) our ability to produce and distribute high quality online entertainment and the impact of such on our future revenue, (4) the growth potential of the digital entertainment market, in general, and for quality digital content in particular, (5) the ability of “South Beach:  Sugar” to attract sufficient advertisers at rates that will allow us to meet our financial expectations and (6) our ability to develop future projects and the timing of such products.  These forward-looking statements reflect our current views and may be affected by risks and uncertainties in our business and in the industry in which we operate.  We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company.  These risk factors include, but are not limited to (1) continuing industry demand for high-quality online digital entertainment and the pricing that producers are able to obtain for such content, (2) economic factors that affect advertising revenue generally and in the online industry specifically, (3) the ability of Dolphin Digital Media to identify, fund, produce and develop online digital entertainment that meets the industry demand, and (4) those risk factors contained in our SEC filings, including our annual report on Form 10-K filed with the SEC on August 15, 2014.